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                                   EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT




INSpire Insurance Solutions, Inc.
300 Burnett Street
Fort Worth, Texas


     We consent to the incorporation by reference in Registration Statement No. 333-36271 of INSpire Insurance Solutions, Inc. on Form S-8 of our report dated February 25, 2000, appearing in the Annual Report on Form 10-K of INSpire Insurance Solutions, Inc. for the year ended December 31, 1999.



DELOITTE & TOUCHE LLP

Fort Worth, Texas
March 9, 2000